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                                                                    EXHIBIT 23.1
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Gensia Sicor Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 21, 1997, except for Note 11 as to which the date is March 27, 1997, with respect to the consolidated financial statements of Gensia Sicor Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP


San Diego, California
September 16, 1997